UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule14a-12

The Bond Fund of America

Limited Term Tax-Exempt Bond Fund of America

American Funds Short-Term Tax-Exempt Bond Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)        Title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)        Proposed maximum aggregate value of transaction:

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[ ]        Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following email communication was sent to shareholders of record in connection with the special meetings of shareholders of certain Capital Group Private Client Services funds to be held on September 15, 2022.

Subject: Information on proposed fund mergers is headed to your mailing address

Preview text: Watch for important documents

Dear [IC_Email_Salutation1],

I wanted to remind you of an upcoming proxy vote regarding a potential fund merger that would affect you.

I last contacted you in March to let you know about the proposal, which would merge one or more of your Capital Group Private Client Services funds into similar American Funds. Now it’s almost time to vote on the plan. This month, you will receive a packet that details the mergers, their potential impacts, and how to vote.

The affected funds are:

Capital Group Private Client Services fund:	Proposed American Funds merger:
Capital Group Core Bond Fund	The Bond Fund of America®
Capital Group Core Municipal Fund	Limited Term Tax-Exempt Bond Fund of America®
Capital Group Short-Term Municipal Fund	American Funds Short-Term Tax-Exempt Bond Fund®

We anticipate that this tax-free fund merger would reduce overlap in our investment strategies while lowering shareholder costs. Each of the American Funds will charge lower fees than the fund you currently own.

You’ll be able to vote online, by mail or over the phone. My team and I can help you with some aspects of the process — please call us if you have questions, need to replace a lost ballot or need to be connected to the vote-by-phone system.

Please note that we cannot vote on your behalf nor provide you with any voting-related advice for the proposal.

Please don’t hesitate to contact me if you have any questions.

Thank you,

[PWA email signature]

Investors should carefully consider the investment objectives, risks, charges and expenses of the Capital Private Client Services Funds. This and other important information is contained in the prospectus, which can be obtained from your investment counselor and should be read carefully before investing.

Shareholders of each fund are encouraged to read the proxy statement, as it contains important information regarding the proposed transactions. The proxy statement, and other relevant documents, are available for free by visiting the following links to the SEC’s website for each applicable acquiring fund: The Bond Fund of America, Limited Term Tax-Exempt Bond Fund of America and American Funds Short-Term Tax-Exempt Bond Fund. You may also request a complimentary copy of the proxy statement by writing to the secretary of the applicable fund at 333 South Hope Street, 55th floor, Los Angeles, California, 90071.